As filed with the Securities and Exchange Commission on November 18, 2011

Registration  No. 333-170888

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

POST-EFFECTIVE AMENDMENT NO. 1

ON

FORM S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

American Realty Funds Corporation
(Name of small business issuer in its charter)

Tennessee	6799	27-1952547
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

501 S. Euclid Avenue Bay City, Michigan 48706 800-613-3250
(Address and telephone number of registrant's principal executive offices and principal place of business)

Joel I. Wilson Co-Chief Executive Officer American Realty Funds Corporation 501 S. Euclid Bay City, Michigan 48706 800-613-3250 Name, address, and telephone number of agent for service)

With copies to:
David M. Bovi, Esq. 319 Clematis Street, Suite 700 West Palm Beach, Florida 33401 Phone: 561-655-0665 Fax: 561-655-0693

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

  DEREGISTRATION OF SECURITIES

On December 1, 2010, American Realty Funds Corporation (the “Registrant”) filed a registration statement on Form S-11 (No. 333-170888) (the “Registration Statement”), which registered shares of its common stock for resale by the selling security holders named therein. The Registrant is filing this post-effective amendment to deregister and remove from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date this post-effective amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bay City, State of Michigan, on November 18, 2011.

American Realty Funds Corporation

By:	/s/ Joel Wilson
Joel Wilson
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 18th day of November, 2011.

Signature	Title

/s/ Joel Wilson	Chairman of the Board of Directors, Co-Chief Executive Officer, Secretary, Principal Accounting Officer, Chief Financial Officer
Joel Wilson

/s/ Michael Kazee	Co-Chief Executive Officer, Director
Michael Kazee

/s/ Sarah Bethune	Director
Sarah Bethune

/s/ James Everett	Director
James Everett